Exhibit 99.1
Bright Horizons Family Solutions® Reports First Quarter of 2016 Financial Results

BOSTON, May 3, 2016 /PRNewswire/ — Bright Horizons Family Solutions® Inc. (NYSE: BFAM), a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and family life, today announced financial results for the first quarter of 2016 and confirmed certain financial guidance for the full year 2016.
First Quarter 2016 Highlights (compared to first quarter 2015):

•	Revenue increased 10% to $385 million

•	GAAP income from operations increased 13% to $49 million

•	Non-GAAP adjusted income from operations* increased 14% to $49 million

•	Adjusted EBITDA* increased 10% to $72 million

•	GAAP net income increased 10% to $25 million and GAAP diluted earnings per common share increased 14% to $0.40 per share

•	Non-GAAP adjusted net income* increased 15% to $31 million and diluted adjusted earnings per common share* increased 19% to $0.51

“We are pleased to report a strong start to 2016, as we continue to execute on our growth strategy here in the U.S. and in Europe, and in India,” said David Lissy, Chief Executive Officer.  “At Bright Horizons, we are proud to celebrate our 30th year of partnering with leading employers to provide working families with the critical supports they need to maximize their productivity.”
“For today’s workforce, the workplace and its culture are an integral part of both professional and personal satisfaction and well-being,” continued Lissy. “In 1986, Bright Horizons was on the forefront of the challenges that employers and their working families faced then as now, and we have continued to evolve our services to meet the myriad ways that employers look to support employees and families in their ability to achieve a healthy integration between work and life.”
First Quarter 2016 Results

Revenue increased $34.9 million, or 10%, in the first quarter of 2016 from the first quarter of 2015 on contributions from new and ramping full-service child care centers, average price increases of 3-4%, and expanded sales of back-up dependent care and educational advisory services.

Income from operations was $48.6 million for the first quarter of 2016 compared to $42.8 million in the same 2015 period, an increase of $5.8 million, primarily due to a $9.2 million increase in gross profit, partially offset by increases in recurring selling, general and administrative expenses. The increase in gross profit and income from operations reflects operating leverage from enrollment gains in mature and ramping centers, contributions from new child care centers, back-up dependent care and educational advisory clients that have been added since the first quarter of 2015, and strong cost management, partially offset by the costs incurred during the ramp-up of certain new lease/consortium centers opened during 2015 and 2016 and ongoing investments in systems and personnel to support the delivery of our services. Net income was $24.7 million for the first quarter of 2016 compared to net income of $22.5 million in the same 2015 period, an increase of $2.2 million on the expanded income from operations. Diluted earnings per common share was $0.40 compared to $0.35 in the first quarter of 2015.

In the first quarter of 2016, adjusted EBITDA increased $6.9 million, to $72.4 million, and adjusted income from operations increased $6.0 million, to $48.8 million, from the first quarter of 2015 due primarily to the expanded gross profit.  Adjusted net income increased by $4.0 million, or 14.8%, to $31.1 million on the expanded income from operations.  Diluted adjusted earnings per common share was $0.51 compared to $0.43 in the first quarter of 2015.

As of March 31, 2016, the Company operated 936 early care and education centers with the capacity to serve 107,400 children and families.

*Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are non-GAAP measures.  Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, straight line rent expense, stock-based compensation expense, expenses related to secondary offerings, and expenses associated with completed acquisitions. Adjusted income from operations represents income from operations before expenses related to the completion of secondary offerings, and expenses associated with completed acquisitions. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock-based compensation expense, amortization expense, secondary offering expenses, expenses associated with completed acquisitions and the income tax provision (benefit) thereon. Diluted adjusted earnings per common share is a non-GAAP measure, calculated using adjusted net income. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in "Presentation of Non-GAAP Measures" and the attached table "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations."

Balance Sheet and Cash Flow

During the three months ended March 31, 2016, the Company generated approximately $85.8 million of cash flows from operations compared to $47.3 million for the same period in 2015 and invested $13.6 million in fixed assets and acquisitions compared to $18.0 million in the same 2015 period.  Net cash used in financing activities totaled $43.8 million in the three months ended March 31, 2016 compared to $8.0 million provided by financing activities for the same 2015 period.  During the three months ended March 31, 2016, the Company's cash and cash equivalents increased $28.6 million to $40.2 million.

2016 Outlook

As described below, the Company is confirming certain financial guidance. For the full year 2016, the Company currently expects:

•Overall revenue growth in 2016 in the range of 8-10%
•Adjusted EBITDA growth in 2016 in the range of 13-14%
•Adjusted net income growth in 2016 in the range of 15-17%
•Diluted adjusted earnings per common share growth in the range of 18-20%
•Diluted weighted average shares of approximately 61.5 million shares

Conference Call

Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET.  Interested parties are invited to listen to the conference call by dialing 1-877-407-9039 or, for international callers, 1-201-689-8470, and asking for the Bright Horizons Family Solutions conference call, moderated by Chief Executive Officer David Lissy.  Replays of the entire call will be available through May 17, 2016 at 1-877-870-5176 or, for international callers, at 1-858-384-5517, conference ID #13632730.  The webcast of the conference call, including replays, and a copy of this press release are also available through the Investor Relations section of the Company's web site, www.brighthorizons.com.

Forward-Looking Statements

This press release includes statements that express the Company's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements." The Company's actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms "believes," "expects," "may," "will," "should," "seeks," "projects," "approximately," "intends," "plans," "estimates" or "anticipates," or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company's intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, the industries in which we and our partners operate, our service offerings, and our 2016 financial guidance. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, changes in the demand for child care and other dependent care services, including variation in enrollment trends and lower than expected demand from employer sponsor clients; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; our indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; our ability to implement our growth strategies successfully; and other risks and uncertainties more fully described in the "Risk Factors" section of our Annual Report on Form 10-K filed February 29, 2016, and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

Presentation of Non-GAAP Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles ("GAAP") throughout this press release, the Company has provided non-GAAP measurements - adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share - which present operating results on a basis adjusted for certain items.  The Company uses these non-GAAP measures as key performance measures for the purpose of evaluating performance internally.  We also believe these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace, and should not be considered superior to, the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures.  Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are reconciled from the respective measures under GAAP in the attached table "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations."

About Bright Horizons Family Solutions® Inc.

Bright Horizons Family Solutions® is a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and family life. The Company provides center-based full service child care, back-up dependent care and educational advisory services to more than 1,000 clients across the United States, the United Kingdom, Ireland, the Netherlands, Canada and India, including more than 150 FORTUNE 500 companies and more than 80 of Working Mother magazine's 2015 "100 Best Companies for Working Mothers."  Bright Horizons has been recognized sixteen times as one of FORTUNE magazine's "100 Best Companies to Work For" and is one of the UK's Best Workplaces as designated by the Great Place to Work® Institute. Bright Horizons is headquartered in Watertown, MA. The Company's web site is located at www.brighthorizons.com.

Contacts:

Investors:
Elizabeth Boland
CFO - Bright Horizons
eboland@brighthorizons.com
617-673-8125

Kevin Doherty
MD - Solebury Communications Group
kdoherty@soleburyir.com
203-428-3233

Media:
Ilene Serpa
VP - Communications - Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)

	Three Months Ended March 31,
	2016	%	2015	%
Revenue	$385,322	100.0%	$350,440	100.0%
Cost of services	289,546	75.1%	263,832	75.3%
Gross profit	95,776	24.9%	86,608	24.7%
Selling, general and administrative expenses	40,031	10.4%	36,845	10.5%
Amortization of intangible assets	7,148	1.9%	6,922	2.0%
Income from operations	48,597	12.6%	42,841	12.2%
Interest expense, net	(10,684)	(2.8)%	(10,031)	(2.9)%
Income before income taxes	37,913	9.8%	32,810	9.3%
Income tax expense	(13,186)	(3.4)%	(10,278)	(2.9)%
Net income	$24,727	6.4%	$22,532	6.4%

Earnings per common share:
Common stock—basic	$0.41		$0.36
Common stock—diluted	$0.40		$0.35
Weighted average number of common shares outstanding:
Common stock—basic	59,832,168		61,682,964
Common stock—diluted	61,300,409		63,189,367

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$40,152	$11,539
Accounts receivable—net	84,312	97,295
Other current assets	35,195	43,879
Total current assets	159,659	152,713
Fixed assets—net	424,986	429,736
Goodwill	1,147,236	1,147,809
Other intangibles—net	382,111	389,331
Other assets	29,999	30,952
Total assets	$2,143,991	$2,150,541
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$9,550	$9,550
Borrowings on revolving line of credit	—	24,000
Accounts payable and accrued expenses	118,677	114,776
Deferred revenue and other current liabilities	173,454	157,017
Total current liabilities	301,681	305,343
Long-term debt—net	903,215	905,661
Deferred income taxes	111,286	113,100
Other long-term liabilities	99,741	98,829
Total liabilities	1,415,923	1,422,933
Total stockholders’ equity	728,068	727,608
Total liabilities and stockholders’ equity	$2,143,991	$2,150,541

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Three months ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24,727	$22,532
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,525	19,386
Stock-based compensation	2,597	2,300
Deferred income taxes	(1,766)	4,395
Other non-cash adjustments, net	1,051	2,034
Changes in assets and liabilities:
Accounts receivable	12,905	8,180
Prepaid expenses and other current assets	8,601	(4,267)
Accounts payable and accrued expenses	5,238	(6,912)
Other, net	11,919	(386)
Net cash provided by operating activities	85,797	47,262
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets, net	(10,637)	(16,911)
Payments for acquisitions, net of cash acquired	(2,933)	(1,072)
Net cash used in investing activities	(13,570)	(17,983)
CASH FLOWS FROM FINANCING ACTIVITIES:
Line of credit, net	(24,000)	—
Principal payments of long-term debt	(2,388)	(2,388)
Payments for debt issuance costs	(1,002)	—
Purchase of treasury stock	(23,385)	(738)
Proceeds from issuance of common stock upon exercise of options	1,682	4,210
Proceeds from issuance of restricted stock	3,351	3,864
Tax benefit from stock-based compensation	1,920	3,072
Net cash (used in) provided by financing activities	(43,822)	8,020
Effect of exchange rates on cash and cash equivalents	208	(1,524)
Net increase in cash and cash equivalents	28,613	35,775
Cash and cash equivalents—beginning of period	11,539	87,886
Cash and cash equivalents—end of period	$40,152	$123,661

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Three months ended March 31, 2016
Revenue	$328,827	$45,131	$11,364	$385,322
Amortization of intangibles	6,823	181	144	7,148
Income from operations	32,891	13,206	2,500	48,597
Adjusted income from operations (1)	33,097	13,206	2,500	48,803

Three months ended March 31, 2015
Revenue	$300,334	$41,601	$8,505	$350,440
Amortization of intangibles	6,597	181	144	6,922
Income from operations	28,275	13,761	805	42,841
Adjusted income from operations	28,275	13,761	805	42,841

(1)	Adjusted income from operations represents income from operations excluding expenses incurred in connection with the January 2016 amendment to the Credit Agreement and completed acquisitions.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Net income	$24,727	$22,532
Interest expense, net	10,684	10,031
Income tax expense	13,186	10,278
Depreciation	13,377	12,464
Amortization of intangible assets (a)	7,148	6,922
EBITDA	69,122	62,227
Additional Adjustments:
Deferred rent (b)	425	967
Stock-based compensation expense (c)	2,597	2,300
Expenses related to the Credit Agreement amendment and completed acquisitions (d)	206	—
Total adjustments	3,228	3,267
Adjusted EBITDA	$72,350	$65,494

Income from operations	$48,597	$42,841
Expenses related to the Credit Agreement amendment and completed acquisitions (d)	206	—
Adjusted income from operations	$48,803	$42,841

Net income	$24,727	$22,532
Income tax expense	13,186	10,278
Income before tax	37,913	32,810
Stock-based compensation expense (c)	2,597	2,300
Amortization of intangible assets (a)	7,148	6,922
Expenses related to the Credit Agreement amendment and completed acquisitions (d)	206	—
Adjusted income before tax	47,864	42,032
Adjusted income tax expense (e)	(16,752)	(14,921)
Adjusted net income	$31,112	$27,111

Weighted average number of common shares—diluted	61,300,409	63,189,367
Diluted adjusted earnings per common share	$0.51	$0.43

(a)
Represents amortization of intangible assets, including approximately $4.5 million and $5.0 million for the three months ended March 31, 2016 and 2015, respectively, associated with intangible assets recorded in connection with our going private transaction in May 2008.

(b)	Represents rent in excess of cash paid for rent, recognized on a straight line basis over the life of the lease in accordance with Accounting Standards Codification Topic 840, Leases.

(c)	Represents non-cash stock-based compensation expense.

(d)	Represents costs incurred in connection with the January 2016 amendment to the Credit Agreement and completed acquisitions.

(e)	Represents income tax expense calculated on adjusted income before tax at the effective rate of approximately 35% and 36% in 2016 and 2015, respectively.